Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

United Bancorporation of Alabama, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of United Bancorporation of Alabama, Inc. of our report dated March 27, 2007, relating to the consolidated financial statements of United Bancorporation of Alabama, Inc. as of December 31, 2006, which report appears in the December 31, 2006, Annual Report on Form 10-K of United Bancorporation of Alabama, Inc.

July 18, 2007	/s/ Mauldin & Jenkins, LLC
Mauldin & Jenkins, LLC